Exhibit 99.2

CVR Energy Announces Special Dividend and
Advancement of Renewable Diesel Initiatives

SUGAR LAND, Texas (May 11, 2021) – CVR Energy, Inc. (“CVR Energy” or the “Company”) (NYSE: CVI) today announced that its Board of Directors (the “Board”) has determined that the Company will focus on renewable fuels and is no longer interested in acquiring another crude oil refinery. In connection therewith, the Board approved expenditures of up to $10 million to progress its renewable diesel initiatives, including:

–The completion of process design to convert an existing hydrotreater at the Coffeyville refinery to renewable diesel service; and
–The completion of process design and the ordering of certain long-lead equipment for a feed pretreater for the Wynnewood refinery to lower carbon intensity and feed cost. The pretreater design could be expandable to also process feed for the potential Coffeyville refinery renewable diesel conversion.

“For the past few years, we have explored a number of refining acquisitions in PADD 4 and elsewhere. However, given our unwillingness to overpay for assets and our belief that the industry is pivoting towards renewable fuels, we are electing to focus our capital on sustainable initiatives,” said Dave Lamp, CVR Energy’s Chief Executive Officer. Mr. Lamp stated further: “As a result of the Board’s determination to cease efforts to acquire another refinery, we have excess cash on our balance sheet. We are earning very little on this cash and, when we issued our bonds, we bargained for covenant capacity, which will be expiring shortly, to make a distribution of up to $492 million to our stockholders. Because we believe it would be a benefit to our stockholders to exercise this option before it expires, we are announcing today a special dividend consisting of cash and Delek shares.”

The Board has approved a special dividend of $492 million, to be payable in a combination of cash and the outstanding stock of Delek US Holdings, Inc. (“Delek”) currently held by the Company (the “Stock Distribution Portion”), pursuant to a provision in the Company’s Indenture (defined below) under which the Company retained the right to distribute to its stockholders up to $492 million (“Excess Proceeds”) on or before July 26, 2021. This special dividend will be paid on June 10, 2021 (the “Distribution Date”), to stockholders of record as of the close of market on May 26, 2021 (the “Record Date”), subject to customary conditions.

“Our Board has been laser focused not only on assessing the best uses of cash, but also on the best path forward for our Company, considering various factors,” Lamp continued. “Delek made it very clear over the past several months that it had little interest in engaging with us as its largest stockholder. This special dividend should allow us to monetize a gain on our investment in Delek – which would be nearly $116 million based on Delek’s closing stock price on May 10, 2021 – and distribute our Delek shares to our stockholders, with whom Delek may be more willing to meaningfully engage.”

The Stock Distribution Portion of this special dividend will occur in the form of a pro rata common stock dividend to each CVR Energy stockholder as of the Record Date. As of May 10, 2021, CVR Energy held 10,539,880 shares of Delek stock (excluding shares underlying a forward contract). No fractional shares of Delek stock will be distributed. Instead, CVR Energy stockholders will receive cash in lieu of any fractional share of Delek stock they otherwise would have received. Following this distribution, Icahn Enterprises L.P. and its affiliates (“IEP”), who own approximately 71% of our outstanding common stock, would directly hold approximately 10.5% of Delek’s outstanding common stock. The actual amount of gain (if any) on CVR Energy’s investment in Delek stock would be determined on the Distribution Date.

The cash portion of this special dividend will be determined based on the difference between $492 million and the value of the Stock Distribution Portion as of the Distribution Date, with each CVR Energy stockholder as of the Record Date receiving a pro rata portion of such difference in cash. CVR Energy intends to announce the number of Delek shares and amount of cash per share of CVR Energy common stock to which each CVR Energy stockholder as of the Record Date would be entitled at a later date.

The New York Stock Exchange (“NYSE”) has determined that CVR Energy’s shares will trade with “due-bills” representing an assignment of the right to receive the special dividend through the ex-dividend date of June 11, 2021, the first business day following the Distribution Date. Stockholders who sell their shares on or before the Distribution Date will not be entitled to receive the special dividend. Due-bills obligate a seller of shares to deliver the dividend payable on such shares to the buyer. The due-bill obligations are settled customarily between the brokers representing the buyers and sellers of the shares. CVR Energy has no obligation for either the amount of the due-bill or the processing of the due-bill. Buyers and sellers of CVR Energy’s shares should consult their broker before trading to be sure they understand the effect of the NYSE’s due-bill procedures.

This special dividend is permitted under the Indenture, dated as of January 27, 2020, among the Company, the subsidiary guarantors listed therein and Wells Fargo Bank, National Association, as trustee (the “Indenture”), pursuant to which the Company issued 5.250% Senior Notes due 2025 and 5.750% Senior Notes due 2028, and under which the Excess Proceeds generally represent the difference between the net cash proceeds received by the Company from such issuance and the amount that the Company paid in January 2020 to redeem the then-outstanding 6.500% Second Lien Senior Secured Notes due 2022 issued by certain of the Company’s subsidiaries in 2012.
No vote or action is required by CVR Energy stockholders in order to receive the cash portion or the Stock Distribution Portion of the special dividend. The Stock Distribution Portion will be in book-entry form. CVR Energy stockholders who hold their shares through brokers or other nominees will have their shares of Delek common stock credited to their account by their nominees or brokers. CVR Energy stockholders will not be required to pay cash or other consideration for the shares of Delek common stock to be distributed to them, or surrender or exchange their shares of CVR Energy common stock to receive the distribution. Following the Record Date, CVR Energy plans to send an information statement to its stockholders of record at the close of market on the Record Date that will include details regarding the special dividend, which information will also be posted to CVR Energy’s website at such time.

Forward-Looking Statements and Notices

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: focus on renewables; acquisition of crude oil refineries; progress of renewable diesel initiatives at Wynnewood and Coffeyville including the scope, cost, timing, elements and impacts thereof; industry pivot to renewable fuels; issuance and/or payment of a special dividend of cash and/or Delek stock (if at all) including the amount, timing, ratio, process and impact thereof; holdings by IEP of Delek stock; engagement by Delek with our stockholders; gains (if any) on our Delek investment and realization (if any) thereof; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including the health and economic effects of COVID-19, the rate of any economic improvement, demand for fossil fuels, price volatility of crude oil, other feedstocks and refined products (among others); the ability of the Company to pay cash dividends; costs of compliance with existing or new, laws and regulations and potential liabilities therefrom; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied herein. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

The summary of the Indenture is qualified in its entirety by the text of such document, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on January 27, 2020.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 36 percent of the common units of CVR Partners.

Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com